Exhibit 99.1

Press Release

PRGX Global Completes Acquisition of Lavante

ATLANTA, November 1, 2016 — PRGX Global, Inc. (Nasdaq: PRGX), a global leader in Recovery Audit and Spend Analytics services, today announced it has completed its acquisition of Lavante, Inc., a SaaS-based procure-to-pay (P2P) supplier information management (SIM) and recovery audit services firm based in San Jose, CA.

“We are pleased that we were able to close this transaction quickly. We are excited to offer Lavante’s industry-leading SIM technology platform and expertise to our global client base. This platform provides an advanced set of SIM capabilities and improves management of supplier risks and performance,” said Ron Stewart, PRGX president and chief executive officer. “This acquisition is expected to accelerate PRGX’s strategy to deliver actionable P2P insights to our clients through analytics-based products and services,” continued Stewart. “We welcome the very experienced Lavante team led by Frank Harbist and we look forward to serving Lavante clients with our expanded service offerings,” concluded Stewart.

The Lavante acquisition will allow PRGX to offer its global clients a solution for improved management of suppliers. Specifically, the Lavante SIM platform is designed to enable efficient supplier on-boarding, compliance with regulatory and buyer requirements, and identification of key insights from P2P data.

“The market for dedicated supplier management managed services is increasing materially. Companies are increasingly tackling a range of initiatives through the collection, maintenance, analysis and active governance of better supplier data either internally or through outsourced managed services,” said Jason Busch, founder of Spend Matters, a procurement and supply chain industry advisory firm. “Lavante is an ideal fit with PRGX and PRGX clients, and we look forward to seeing the integration of the two firms drive meaningful customer value in new ways,” concluded Busch.

In connection with the closing of the Lavante acquisition, on October 31, 2016, the Company granted options to purchase a total of 172,500 shares of the Company’s common stock to six Lavante employees. The options have an exercise price of $4.55 per share and will vest in equal one-third increments on each of October 31, 2017, October 31, 2018 and October 31, 2019, subject to the employee’s continued employment with the Company. The options also vest in full in the event of a change in control of the Company, provided the employee has been continuously employed by the Company until such event.

The grants were approved by the compensation committee of the Company’s board of directors, which committee is comprised solely of independent directors, and were granted as an inducement material to the employees entering into employment with the Company in accordance with Nasdaq Listing Rule 5635(c)(4).

About PRGX

PRGX Global, Inc. is a global leader in Recovery Audit and Spend Analytics services. With over 1,400 employees, the Company serves clients in more than 30 countries and provides its services to 75% of the top 20 global retailers and over 20% of the top 50 companies in the Fortune 500. PRGX delivers more than $1 billion in cash flow improvement for its clients each year. The creator of the recovery audit industry more than 40 years ago, PRGX continues to innovate through technology and expanded service offerings. In addition to Recovery Audit, the Company provides Contract Compliance, Spend Analytics and Supplier Information Management services to improve clients’ financial performance and manage risk. For additional information on PRGX, please visit www.prgx.com

Forward-Looking Statements

In addition to historical information, this press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include both implied and express statements regarding the anticipated benefits from the Lavante acquisition, the Company’s overall condition and growth prospects, the Company’s execution of its transformation strategy, the Company’s investments in, and opportunities associated with, its growth platforms, including its supplier information services business. Such forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to differ materially from the historical results or from any results expressed or implied by such forward-looking statements. Risks that could affect the Company’s future performance include revenue that does not meet expectations or justify costs incurred, the Company’s ability to develop material sources of new revenue in addition to revenue from its core recovery audit services, changes in the market for the Company’s services, the Company’s ability to retain and attract qualified personnel, the Company’s ability to integrate recent and future acquisitions, the Company’s ability to integrate the Lavante acquisition, uncertainty in the credit markets, the Company’s ability to maintain compliance with its financial covenants, client bankruptcies, loss of major clients, and other risks generally applicable to the Company’s business. For a discussion of other risk factors that may impact the Company’s business, please see the Company’s filings with the Securities and Exchange Commission, including its Form 10-K filed on March 15, 2016. The Company disclaims any obligation or duty to update or modify these forward-looking statements.

Contact:

Michele Mahon

(770) 779-3212

michele.mahon@prgx.com